                                                                    EXHIBIT 99.1







NOBLE DRILLING CORPORATION
  401(k) SAVINGS PLAN
FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
DECEMBER 31, 1998 AND 1997

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


                                                                                             PAGE

Report of Independent Accountants                                                             1

Financial Statements:

     Statements of net assets available for benefits at December 31, 1998 and 1997            2

     Statements of changes in net assets available for benefits for the years ended
       December 31, 1998 and 1997                                                             3

     Notes to financial statements                                                          4 - 13

Additional Information*:

     Form 5500 - Item 27(a) - Schedule of assets held for investment purposes
       at December 31, 1998 (Schedule I)                                                     14

     Form 5500 - Item 27(d) - Schedule of reportable transactions for the year
       ended December 31, 1998 (Schedule II)                                                 15


* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted since they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Participants and the Employee
Benefits Committee of the
Noble Drilling Corporation 401(k) Savings Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Noble Drilling Corporation 401(k) Savings Plan (the Plan) at December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


PricewaterhouseCoopers LLP

Houston, Texas
June 10, 1999

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------


                                                    1998          1997
    Assets:
     Investments, at fair value:
      Noble Drilling Corporation common stock  $ 6,817,292*    $13,879,128*
      Collective investment fund                 2,895,709*      2,977,387*
      Mutual funds                               9,961,222*      6,522,564*
      Short-term investments                                           364
      Noble Affiliates, Inc. common stock                            1,093
     Contributions receivable:
      Participants                                 284,708         170,758
      Noble Drilling Corporation                   150,635          94,345
     Dividends and interest receivable               9,333          44,144
     Participant loans                             869,346         848,284
     Loan interest receivable                        5,904           3,982
                                               -----------     -----------
                                                20,994,149      24,542,049
    Liabilities:
     Bank overdraft                                                 79,349
     Trust fees payable                              6,426          17,141
                                               -----------     -----------
    Net assets available for benefits          $20,987,723     $24,445,559
                                               ===========     ===========

* This investment represents five percent or more of the total net assets available for benefits.





  The accompanying notes are an integral part of these financial statements.


                                       -2

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------


                                                                        1998            1997
    Additions attributed to:
     Interest and dividend income                                 $    468,369     $    415,807
     Net (depreciation) appreciation on investments                 (7,279,106)       6,049,312
     Contributions:
       Participants                                                  3,202,339        1,734,166
       Employer                                                      1,664,250        1,122,343
                                                                  ------------     ------------
         Total (deductions) additions                               (1,944,148)       9,321,628
                                                                  ------------     ------------
    Deductions attributed to:
     Withdrawals                                                    (2,121,721)      (3,431,565)
     Administrative and investment expenses                           (121,184)        (109,551)
                                                                  ------------     ------------
         Total deductions                                           (2,242,905)      (3,541,116)
                                                                  ------------     ------------
    Net (decrease) increase in net assets available for
     benefits before rollovers from other plans                     (4,187,053)       5,780,512
    Rollovers from other plans                                         729,217          544,962
                                                                  ------------     ------------
    Net (decrease) increase in net assets available for benefits    (3,457,836)       6,325,474
    Net assets available for benefits, beginning of year            24,445,559       18,120,085
                                                                  ------------     ------------
    Net assets available for benefits, end of year                $ 20,987,723     $ 24,445,559
                                                                  ============     ============

   The accompanying notes are an integral part of these financial statements.

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

1.       DESCRIPTION OF PLAN

         The following brief description of the provisions of the Noble Drilling Corporation 401(k) Savings Plan (the Plan) is provided for general information purposes only. Participants should refer to the plan document for a more complete description of the Plan's provisions.

         GENERAL
         Noble Drilling Corporation (the Company) established the Noble Drilling Corporation Thrift Plan (the Thrift Plan) effective January 1, 1986. Prior to October 1, 1985, the Company was a wholly-owned subsidiary of Noble Affiliates, Inc. (NAI). Effective as of that date, the Company was recapitalized and its common stock was distributed to the shareholders of NAI in a tax-free spin-off. The Company's employees had participated in the Noble Affiliates, Inc. Thrift and Profit Sharing Plan (the NAI Plan) prior to October 1, 1985, and continued to participate in the NAI Plan through December 31, 1985. Participants in the NAI Plan carried over certain service, eligibility and vesting benefits upon entering the Plan.

         Effective October 1, 1997, the Thrift Plan was amended and restated to incorporate prior amendments and increase the maximum participant contribution percentage from 10% to 12%. In addition, the Thrift Plan was renamed the Noble Drilling Corporation 401(k) Savings Plan.

         The Plan is a defined contribution plan. All domestic and expatriate employees are eligible to enroll in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and is administered by the Employee Benefits Committee of the Company, whose members are appointed by the Company's Board of Directors.

         Through October 1, 1997, the Plan Trustee was Exchange National Bank and Trust Company of Ardmore, Oklahoma (Exchange). Effective October 1, 1997, the Charles Schwab Trust Company, Inc. was appointed the Plan Trustee and Milliman & Robertson, Inc. became the Plan's recordkeeper. Under the terms of the Plan, the Trustee, on behalf of the Plan, acquires, holds and disposes of securities, including the common stock of the Company owned by the Plan.

         SIGNIFICANT ROLLOVERS FROM OTHER PLANS
         Effective May 1, 1996 and in connection with the acquisition of Chiles Offshore Corporation, the net assets available for plan benefits of the Chiles Offshore Corporation 401(k) Plan (Chiles) were merged into the Plan.

         Effective January 1, 1998 the net assets available for plan benefits of the Triton Profit Sharing Plan were merged into the Plan. Triton Engineering Services Company is a wholly-owned subsidiary of the Company.

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

         CONTRIBUTIONS
         Effective October 1, 1997, participants may contribute on a pre-tax basis up to 12% (up to a limit of $10,000 for both 1998 and 1997) of their base compensation to the Plan.

         Prior to October 1, 1997, the maximum allowable participant contribution was 10%. The Plan provides for the following amounts of employer matching contributions based on the participant's years of vesting service:


                                      PERCENTAGE OF                    MATCHING CONTRIBUTION
         PARTICIPANT'S         PARTICIPANT'S CONTRIBUTION             LIMITED TO THE FOLLOWING
        YEARS OF VESTING               MATCHED BY                          PERCENTAGE OF
           SERVICE                    THE COMPANY                    PARTICIPANT'S COMPENSATION
         Less than 15                    70%                                    6%
         15 or more                     100%                                    6%

         The Plan provides that matching contributions are made in the form of cash or the Company's common stock. Pass-through voting rights for shares of common stock of the Company are credited to a participant's account, whether or not vested.

         TERMINATION
         The Company reserves the right to amend or terminate the Plan, subject to the provisions of ERISA. Upon notice of termination or permanent suspension of contributions, the accounts of all participants affected thereby will become fully vested and in the event of termination, will be distributed in accordance with the provisions of the Plan.

         LOANS
         A participant has the ability to borrow funds from the employee's vested pre-tax and rollover amounts. A loan is secured by the participant's account balance and bears interest at a fixed rate of prime rate plus one percent. Interest rates on loans outstanding range from 7% to 10.5%. Participants may borrow a maximum amount equal to the lesser of (i) 50 percent of each participant's vested account balance under the Plan or (ii) $50,000, reduced by the excess, if any, of the highest outstanding loan balance outstanding in the previous year over the loan balance currently outstanding. The loans are repayable within five years unless used to acquire a principal residence. Repayment of the principal and interest of a loan is invested according to the participant's current investment directions for future pre-tax contributions to the Plan. Upon leaving the Company, the Plan participant has 90 days to repay the outstanding loan balance, with a lump sum payment. In the event the loan is not paid within that time period the loan balance will be defaulted and become taxable to the participant.

         During 1998 and 1997, $378,418 and $619,484, respectively, of new loans were made to participants.

         WITHDRAWALS
         Withdrawals are permitted in the event of termination of employment, retirement, permanent disability, death or financial hardship, as defined in the Plan. In-service withdrawals may be made from a participant's after-tax contribution or rollover account.

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

         Additionally, vested participants may make in-service withdrawals from the Company's matching account.

         PARTICIPANT ACCOUNTS
         Separate accounts are maintained for each participant. Participant accounts are credited with pre-tax contributions, rollover contributions, the Company's matching contributions and an allocation of investment earnings and losses. Furthermore, participant accounts are adjusted for withdrawals and transfers among investment options, if any.

         Participants have an option as to the manner in which their contributions may be invested. Separate funds are maintained and participants may direct their investments in one percent increments. A brief description of the Plan's investment options follows. For a detailed description of investment options and risk profiles, refer to the respective fund prospectus.


                FUND                                INVESTMENTS
         Morley Institutional           Guaranteed investment contracts, bank
         Investors' Fund (Morley)       investment contracts and  money-market
                                        instruments.

         PIMCO Total Return             United States government securities,
         Institutional Fund (PIMCO)     corporate bonds, mortgage related
                                        securities and money-market instruments.

         Dodge & Cox Balanced           Common stocks and convertible
         Fund (Dodge & Cox)             securities.

         Vanguard Index 500             Common stocks of small, growing
         Fund (Vanguard)                companies as well as large, established
                                        companies.

         Brandywine Fund                Common stocks of small to medium-sized
         (Brandywine)                   companies that are expected to
                                        demonstrate growth in earnings and
                                        revenue.

         American AAdvantage            Common stocks and debt securities of
         International Equity Fund -    companies and governments outside the
         Institutional Class            United States.
         (American AAdvantage)

         Fund ND                        Noble Drilling Corporation common stock


         Prior to October 1, 1997, investment options available to the participants included the following investment funds and Fund ND:


             FUND                          INVESTMENTS
         Fund  A                        United States government securities,
                                        highly rated corporate bonds and
                                        preferred stocks, commercial paper
                                        and cash deposits.


NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

             FUND                          INVESTMENTS
         Fund B                         Readily marketable common and preferred
                                        stocks.

         Fund I Guaranteed investment contracts or funds invested solely in such items.

         Fund N                         NAI common stock purchased by Plan
                                        participants prior to spin-off from
                                        NAI.

         The balance in the General Fund prior to October 1, 1997 represented unallocated employee forfeitures and consisted of short-term, highly liquid investments in money market funds. Subsequent to October 1, 1997, unallocated forfeitures are maintained in the Fund ND and the Morley Institutional Investors' Fund. Unallocated forfeitures are segregated from all other participants' records. Unallocated forfeitures of $24,180 and $150,798 at December 31, 1998 and 1997, respectively, may be used to reduce future Company matching contributions.

         See Note 5 for financial information by fund.

         VESTING
         A participant's contributions are 100 percent vested at all times. Participants become fully vested in the Company's matching contributions upon five years of credited service. Also, a participant becomes fully vested in the Company's matching contributions, regardless of years of service, if employment is terminated due to normal retirement, total disability or death.

         Chiles participants become vested in the Company's contributions and the related earnings of such contributions after attainment of the years of service specified below:


                                             VESTED AND NONFORFEITABLE
                 YEARS                       PERCENTAGE OF EMPLOYER'S
               OF SERVICE                   CONTRIBUTION INTO THE PLAN
                   1                                20%
                   2                                40%
                   3                                60%
                   4                                80%
                   5                               100%

         In general, a participant will be deemed to have completed a "year of service" for each calendar year during which the participant completes at least 1,000 hours of service.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING
         The Plan's financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

         INVESTMENTS
         Investments traded on national securities exchanges are valued at closing prices on the last business day of the year; investments traded on the over-the-counter market are valued at an average of the last reported bid and ask prices. The investment in the bank commingled fund (short-term investments) is highly liquid; therefore, the fair value approximates cost. The cost of investments sold is determined on the basis of average cost. Shares in the Collective investment fund are valued at the fair value of the fund's underlying net assets as determined by the quoted closing price for those securities for which market quotations are available or with respect to other assets, fair value as determined in good faith by the fund manager. Investments in Mutual Funds are valued on the basis of net asset value as reported by the respective Mutual Fund companies.

         Purchases and sales of securities are reflected on a trade-date basis. Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

         Prior to October 1, 1997, the Plan invested in guaranteed investment contracts through a pooled account. This account was credited with earnings on the underlying investments and charged for Plan withdrawals and administrative expenses. These contracts are included in the financial statements at contract value, which approximates fair value, as reported to the Plan by the administrator of the pooled account. Contract value represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses.

         The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

         EXPENSES
         Plan administration expenses are paid by the Plan, unless paid by the Company, at the Company's sole discretion. For the years ended December 31, 1998 and 1997, administrative expenses of $121,184 and $109,551, respectively, were paid by the Plan.

         EXCESS CONTRIBUTIONS REFUNDABLE TO EMPLOYEES
         Excess contributions refundable to highly compensated employees represent the refunds necessary to meet certain nondiscrimination provisions of the Internal Revenue Code (the Code). There were no excess contributions refundable to employees for the years ended December 31, 1998 and 1997.

         USE OF ESTIMATES
         The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

         CONCENTRATIONS OF CREDIT RISK
         Certain financial instruments potentially subject the Plan to concentrations of credit risk. These financial instruments consist of various mutual funds and collective funds. The Plan does not obtain or require collateral for these funds. Changes in the economic environment have a direct impact on the market value of the funds. It is reasonably possible that changes in the economic environment will occur in the near term and that such changes will have a material effect on the market value of the funds included in the Plan.

3.       TAX STATUS

         The Company has received a favorable determination letter from the Internal Revenue Service dated October 27, 1995. A favorable determination letter allows the Company to take a business expense deduction for contributions paid within a specified period and for participants' benefits not to be taxed until received by them. In addition, since the trust fund of the Plan is treated as an exempt organization, its income is not subject to federal or state income taxes.

         The Plan has been amended since applying for the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

4.       RELATED PARTIES

         The Trustee is authorized to invest in securities under its control. Transactions resulting in Plan assets being transferred to, or used by, a related party are prohibited under ERISA unless a specific exemption exists. Exchange is a "party-in-interest" as defined by ERISA as a result of investing Plan assets in one of its funds. However, such transactions are exempt under Section 490(b)(8) and are not prohibited by ERISA.

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

5. FINANCIAL INFORMATION BY FUND (PAGE 1 OF 4)

                   NET ASSETS AVAILABLE FOR BENEFITS - BY FUND
                                DECEMBER 31, 1998

                                                              PARTICIPANT DIRECTED
                                       ------------------------------------------------------------------------
                                                                        DODGE &
                                           MORLEY         PIMCO           COX          VANGUARD      BRANDYWINE
                                       ------------   ------------   ------------   ------------   ------------
Assets:
   Investments, at fair value:
     Short-term investments
     Noble Drilling Corporation
       common stock*
     Collective investment fund*       $  2,895,709
     Mutual funds*                                    $  1,685,875   $  1,465,315   $  4,604,525   $  1,587,045
   Contributions receivable:
     Participants                            25,757         20,190         39,437         64,852         54,877
     Noble Drilling Corporation
   Dividends and interest receivable                         9,333
   Participant loans
   Loan interest receivable                     559            379            924          1,462          1,016
   Loan payment receivable                    2,755          1,441          3,477          6,299          4,692
                                       ------------   ------------   ------------   ------------   ------------
                                          2,924,780      1,717,218      1,509,153      4,677,138      1,647,630
Liabilities:
   Trust fees payable                           945            550            478          1,504            518
                                       ------------   ------------   ------------   ------------   ------------
Net assets available for benefits      $  2,923,835   $  1,716,668   $  1,508,675   $  4,675,634   $  1,647,112
                                       ============   ============   ============   ============   ============

                                           PARTICIPANT DIRECTED
                                       ---------------------------
                                         AMERICAN
                                        AADVANTAGE       FUND ND         LOANS            TOTAL
                                       ------------   ------------   ------------    ------------
Assets:
   Investments, at fair value:
     Short-term investments
     Noble Drilling Corporation
       common stock*                                  $  6,817,292                   $  6,817,292
     Collective investment fund*                                                        2,895,709
     Mutual funds*                     $    618,462                                     9,961,222
   Contributions receivable:
     Participants                            15,772         63,823                        284,708
     Noble Drilling Corporation                            150,635                        150,635
   Dividends and interest receivable                                                        9,333
   Participant loans                                                 $    869,346         869,346
   Loan interest receivable                     204          1,360                          5,904
   Loan payment receivable                      994          5,307        (24,965)
                                       ------------   ------------   ------------    ------------
                                            635,432      7,038,417        844,381      20,994,149
   Liabilities:
     Trust fees payable                         204          2,227                          6,426
                                       ------------   ------------   ------------    ------------
   Net assets available for benefits   $    635,228   $  7,036,190   $    844,381    $ 20,987,723
                                       ============   ============   ============    ============

* These investments represent five percent or more of total net assets available for benefits.

NOBLE DRILLING CORPORATION 401(K) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997

--------------------------------------------------------------------------------

5.       FINANCIAL INFORMATION BY FUND (PAGE 2 OF 4)

                  NET ASSETS AVAILABLE FOR BENEFITS -- BY FUND
                                DECEMBER 31, 1997



                                                                           PARTICIPANT DIRECTED
                                       -------------------------------------------------------------------------------------------
                                                                      DODGE &                                AMERICAN
                                         MORLEY         PIMCO          COX        VANGUARD     BRANDYWINE   AADVANTAGE    FUND ND
                                       -----------   -----------   -----------   -----------   -----------  ----------- -----------
Assets:
   Investments, at fair value:
     Short-term investments            $       364
     Noble Drilling Corporation
       common stock*                                                                                                    $13,879,128
     Noble Affiliates, Inc.
      common stock
     Collective investment fund*         2,977,387
     Mutual funds*                                   $ 1,432,192   $   900,755   $ 2,652,498   $ 1,270,200  $   266,919
   Contributions receivable:
     Participants                           15,755        12,841        21,566        41,818        37,071        9,786      31,921
     Noble Drilling Corporation                                                                                              94,345
   Dividends and interest receivable                      44,144
   Participant loans
   Loan interest receivable                    426           268           912           775           696          160         745
   Low payment receivable                    1,904         1,018         3,413         3,101         2,603          685       2,574
                                       -----------   -----------   -----------   -----------   -----------  ----------- -----------
                                         2,995,836     1,490,463       926,646     2,698,192     1,310,570      277,550  14,008,713

   Liabilities:
     Bank overdraft                                        1,218         8,283        42,874        18,385                    7,545
     Trust fees payable                      2,475         1,164           693         2,002           978          217       9,612
                                       -----------   -----------   -----------   -----------   -----------  ----------- -----------
   Net assets available for benefits   $ 2,993,361   $ 1,488,081   $   917,670   $ 2,653,316   $ 1,291,207  $   277,333 $13,991,556
                                       ===========   ===========   ===========   ===========   ===========  =========== ===========

                                           NON-
                                       PARTICIPANT
                                         DIRECTED
                                       -----------

                                         FUND N          LOANS        TOTAL
                                       -----------   -----------   -----------
Assets:
   Investments, at fair value:
     Short-term investments                                        $       364
     Noble Drilling Corporation
       common stock*                                                13,879,128
     Noble Affiliates, Inc.
      common stock                     $     1,093                       1,093
     Collective investment fund*                                     2,977,387
     Mutual funds*                                                   6,522,564
   Contributions receivable:
     Participants                                                      170,758
     Noble Drilling Corporation                                         94,345
   Dividends and interest receivable                                    44,144
   Participant loans                                 $   848,284       848,284
   Loan interest receivable                                              3,982
   Low payment receivable                                (15,298)
                                       -----------   -----------   -----------
                                             1,093       832,986    24,542,049

   Liabilities:
     Bank overdraft                          1,044                      79,349
     Trust fees payable                                                 17,141
                                       -----------   -----------   -----------
   Net assets available for benefits   $        49   $   832,986   $24,445,559
                                       ===========   ===========   ===========



* These investments represent five percent or more of total net assets available for benefits.

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997

5.      FINANCIAL INFORMATION BY FUND (PAGE 3 OF 4)

             CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - BY FUND

                          YEAR ENDED DECEMBER 31, 1998



                                                                        PARTICIPANT DIRECTED
                                            ----------------------------------------------------------------------------
                                                                               DODGE &
                                               MORLEY          PIMCO            COX           VANGUARD       BRANDYWINE
                                            ------------    ------------    ------------    ------------    ------------
Additions attributed to:
   Interest and dividend income             $      6,985    $    169,583    $    131,957    $     82,444    $     30,349
   Net (depreciation) appreciation
     on investments                              164,915         (11,702)        (44,355)        782,409         (36,833)
   Contributions:
     Participants                                321,341         243,057         468,196         757,460         673,735
     Employer                                      1,253
                                            ------------    ------------    ------------    ------------    ------------
         Total (deductions) additions            494,494         400,938         555,798       1,622,313         667,251
                                            ------------    ------------    ------------    ------------    ------------
Deductions from net assets attributed to:
  Participant loans, net                           9,245          (1,071)         65,612           2,080          14,074
  Withdrawals                                   (584,440)       (148,493)        (80,410)       (237,555)       (109,963)
  Administrative and investment
     expenses                                    (21,391)         (9,305)         (7,036)        (20,925)         (7,617)
  Interfund transfers net                        (78,027)       (104,911)        (43,969)        517,214        (258,278)
                                            ------------    ------------    ------------    ------------    ------------
         Total deductions                       (674,613)       (263,780)        (65,803)        260,814        (361,784)
                                            ------------    ------------    ------------    ------------    ------------
 Net (decrease) increase in net
    assets available for benefits
    before rollovers from other plans           (180,119)        137,158         489,995       1,883,127         305,467
 Rollover from other plans                       110,593          91,429         101,010         139,191          50,438
                                            ------------    ------------    ------------    ------------    ------------
 Net (decrease) increase in net
    assets available for benefits                (69,526)        228,587         591,005       2,022,318         355,905
 Net assets available for benefits
    beginning of year                          2,993,361       1,488,081         917,670       2,653,316       1,291,207
                                            ------------    ------------    ------------    ------------    ------------
 Net assets available for benefits,
    end of year                             $  2,923,835    $  1,716,668    $  1,508,675    $  4,675,634    $  1,647,112
                                            ============    ============    ============    ============    ============


                                                                               NON-
                                               PARTICIPANT DIRECTED         PARTICIPANT
                                            ----------------------------     DIRECTED
                                              AMERICAN                      -----------
                                             AADVANTAGE       FUND ND         FUND N           LOANS           TOTAL
                                            ------------    ------------    -----------      ------------    ------------
Additions attributed to:
   Interest and dividend income             $     30,727    $     16,324                                    $    468,369
   Net (depreciation) appreciation
     on investments                                7,704      (8,141,244)                                     (7,279,106)
   Contributions:
     Participants                                173,557         564,993                                       3,202,339
     Employer                                                  1,662,997                                       1,664,250
                                            ------------    ------------                                    ------------
         Total (deductions) additions            211,988      (5,896,930)                                     (1,944,148)
                                            ------------    ------------                                    ------------
Deductions from net assets attributed to:
   Participant loans, net                          7,858        (120,353)                   $     22,555
   Withdrawals                                   (15,081)       (866,495)                        (79,284)     (2,121,721)
   Administrative and investment
     expenses                                     (2,709)        (52,201)                                       (121,184)
   Interfund transfers, net                      109,278        (141,258)   $      (49)
                                            ------------    ------------    ----------      ------------    ------------
         Total deductions                         99,346      (1,180,307)          (49)          (56,729)     (2,242,905)
                                            ------------    ------------    ----------      ------------    ------------
 Net (decrease) increase in net
     assets available for benefits
     before rollovers from other plans           311,334      (7,077,237)          (49)          (56,729)     (4,187,053)
 Rollover from other plans                        46,561         121,871                          68,124         729,217
                                            ------------    ------------    ----------      ------------    ------------
 Net (decrease) increase in net
     assets available for benefits               357,895      (6,955,366)          (49)           11,395      (3,457,836)
 Net assets available for benefits,
     beginning of year                           277,333      13,991,556            49           832,986      24,445,559
                                            ------------    ------------    ----------      ------------    ------------
 Net assets available for benefits,
     end of year                            $    635,228    $  7,036,190    $       --      $    844,381    $ 20,987,723
                                            ============    ============    ==========      ============    ============


NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1998 AND 1997

5.      FINANCIAL INFORMATION BY FUND (PAGE 4 OF 4)

             CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - BY FUND
                           YEAR ENDED DECEMBER 31, 1997



                                                                      PARTICIPANT DIRECTED
                                            -----------------------------------------------------------------------------

                                               FUND A          FUND B          FUND I          MORLEY           PIMCO
                                            ------------    ------------    ------------    ------------    ------------
Additions attributed to:
     Interest and dividend income           $    110,161    $     12,317    $     15,168    $      2,175    $     56,762
     Net appreciation (deprecia-
      tion) on investments                        13,022         524,935        (194,252)        393,248         (13,290)
     Contributions
       Participants                              199,840         274,141         370,650          81,074          63,154
       Employer
                                            ------------    ------------    ------------    ------------    ------------
          Total additions                        323,023         811,393         191,566         476,497         106,626
                                            ------------    ------------    ------------    ------------    ------------

Deductions from net assets attributed to:
     Transfer of assets
       between Trustees                       (2,057,601)     (2,822,647)     (3,520,423)      3,520,413       2,057,601
     Participant loans, net                       (8,297)        (10,024)       (100,894)         (2,113)          8,381
     Withdrawals                                 (54,696)        (43,347)       (287,128)       (611,627)       (221,965)
     Administrative and investment
       expenses                                  (12,519)        (12,976)        (10,102)         (7,262)         (3,136)
     Interfund transfers, net                    (89,572)         90,078          28,034        (382,547)       (459,426)
                                            ------------    ------------    ------------    ------------    ------------
         Total deductions                     (2,222,685)     (2,798,916)     (3,890,513)      2,516,864       1,381,455
                                            ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in net
    assets available for benefits
    before rollovers from other plans         (1,899,662)     (1,987,523)     (3,698,947)      2,993,361       1,488,081
Rollover from other plans
                                            ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in net
    assets available for benefits             (1,899,662)     (1,987,523)     (3,698,947)      2,993,361       1,488,081
Net assets available for benefits,
    beginning of year                          1,899,662       1,987,523       3,698,947
                                            ------------    ------------    ------------    ------------    ------------
Net assets available for benefits,
    end of year                             $         --    $         --    $         --    $  2,993,361    $  1,488,081
                                            ============    ============    ============    ============    ============



                                                  PARTICIPANT DIRECTED
                                            ------------------------------------------------------------------------
                                              DODGE &                                       AMERICAN
                                                COX          VANGUARD        BRANDYWINE    AADVANTAGE     FUND ND
                                            ------------    ------------    ------------   ----------   ------------
Additions attributed to:
     Interest and dividend income           $     49,984    $     30,186    $     97,670    $  13,349   $     19,188
     Net appreciation (deprecia-
      tion) on investments                       (46,734)        (12,397)       (238,862)     (20,469)     5,657,584
     Contributions
       Participants                               61,666         155,560         103,124       27,193        396,902
       Employer                                                                                            1,122,343
                                            ------------    ------------    ------------    ---------   ------------
          Total additions                         64,916         173,349         (38,068)      20,073      7,196,017
                                            ------------    ------------    ------------    ---------   ------------

Deductions from net assets attributed to:
     Transfer of assets
       between Trustees                                        2,822,647                                     163,614
     Participant loans, net                       15,526           7,402             460        1,403       (215,079)
     Withdrawals                                  (2,590)       (227,285)           (199)        (205)    (1,768,606)
     Administrative and investment
       expenses                                   (1,690)         (5,366)         (2,567)        (514)       (52,843)
     Interfund transfers, net                    765,444        (293,810)      1,193,784      256,576     (1,065,847)
                                            ------------    ------------    ------------    ---------   ------------
         Total deductions                        776,690       2,303,588       1,191,478      257,260     (2,938,761)
                                            ------------    ------------    ------------    ---------   ------------
Net increase (decrease) in net
    assets available for benefits
    before rollovers from other plans            841,606       2,476,937       1,153,410      277,333      4,257,256
Rollover from other plans                         76,064         176,379         137,797                      75,520
                                            ------------    ------------    ------------    ---------   ------------
Net increase (decrease) in net
    assets available for benefits                917,670       2,653,316       1,291,207      277,333      4,332,776
Net assets available for benefits,
    beginning of year                                                                                      9,658,780
                                            ------------    ------------    ------------    ---------   ------------
Net assets available for benefits,
    end of year                             $    917,670    $  2,653,316    $  1,291,207    $ 277,333   $ 13,991,556
                                            ============    ============    ============    =========   ============




















                                                       NON-
                                                   PARTICIPANT
                                                    DIRECTED
                                            --------------------------
                                                             GENERAL
                                               FUND N          FUND          LOANS           TOTAL
                                            ------------  ------------    ------------   ------------
Additions attributed to:
     Interest and dividend income           $        401  $      8,446                   $    415,807
     Net appreciation (deprecia-
      tion) on investments                       (13,473)                                   6,049,312
     Contributions
       Participants                                  862                                    1,734,166
       Employer                                                                             1,122,343
                                            ------------  ------------    ------------   ------------
          Total additions                        (12,210)        8,446                      9,321,628
                                            ------------  ------------    ------------   ------------

Deductions from net assets attributed to:
     Transfer of assets
       between Trustees                                       (163,604)
     Participant loans, net                          412                  $    302,823
     Withdrawals                                                              (213,917)    (3,431,565)
     Administrative and investment
       expenses                                     (576)                                    (109,551)
     Interfund transfers, net                   (115,228)       72,514
                                            ------------  ------------    ------------   ------------
         Total deductions                       (115,392)      (91,090)         88,906     (3,541,116)
                                            ------------  ------------    ------------   ------------
Net increase (decrease) in net
    assets available for benefits
    before rollovers from other plans           (127,602)      (82,644)         88,906      5,780,512
Rollover from other plans                                       45,114          34,088        544,962
                                            ------------  ------------    ------------   ------------
Net increase (decrease) in net
    assets available for benefits               (127,602       (37,530)        122,994      6,325,474
Net assets available for benefits,
    beginning of year                            127,651        37,530         709,992     18,120,085
                                            ------------  ------------    ------------   ------------
Net assets available for benefits,
    end of year                             $         49  $         --    $    832,986   $ 24,445,559
                                            ============  ============    ============   ============




                                                                      SCHEDULE I

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                       (c) DESCRIPTION
                                         -------------------------------------------
                                                                          NUMBER OF                                   (e)
              (b)                                                       SHARES/UNITS           (d)                  CURRENT
(a)    IDENTITY OF ISSUE                 ASSET TYPE                      OF INTEREST           COST                  VALUE
      -------------------               ------------                   --------------         ------               ---------

 *   Noble Drilling Corporation         Common stock                        526,940       $  6,897,199         $     6,817,292
     Morley Institutional
      Investors' Fund                   Collective Investment Fund          145,221          2,668,509               2,895,709
     Vanguard Index 500 Fund            Mutual fund                          40,408          3,878,964               4,604,525
     Brandywine Fund                    Mutual fund                          62,412          1,712,511               1,587,045
     PIMCO Total Return
       Institutional Fund               Mutual fund                         159,950          1,713,083               1,685,875
     Dodge & Cox Balanced Fund          Mutual fund                          22,467          1,542,669               1,465,315
 *   Participant loans                  Loans, Interest rates
                                          ranging from 7% - 10.50%          869,346                                    869,346
     American AAdvantage
       International Equity Fund -
       Institutional Class              Mutual fund                          36,273            629,901                 618,462
                                                                                          ------------         ---------------
          Total assets held for investment purposes                                       $ 19,042,836         $    20,543,569
                                                                                          ============         ===============


* Indicates party-in-interest transaction, for which a statutory exemption exists.

                                                                     SCHEDULE II

NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN
ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                                                                (h)
                                                                                                            Current value   (i)
              (a)                 (b)                                      (c)           (d)       (g)       of asset on    Net
          Identity of         Description         Number of  Number of  Purchase       Selling   Cost of     transaction    gain
        party involved          of asset          purchases    sales     price          price   asset sold     date        (loss)
       ----------------      -------------        ---------  ---------  --------      --------  ----------  -----------    ------
Schwab                      Brandywine Fund         35,455     22,875   $1,059,247   $  617,201 $  800,675  $  617,201 $ (183,474)

Schwab                      Dodge & Cox Balanced
                              Fund                  14,709      5,679      993,890      381,212    394,783     381,212    (13,571)

Schwab                      Morley Institutional
                              Investors' Fund      106,003    118,612    2,057,295    2,305,464  2,123,409   2,305,464    182,055

Noble Drilling Corporation  Common Stock           162,877    155,455    3,192,630    3,415,223  1,815,707   3,415,223  1,599,516

Schwab                      Vanguard Index
                              500 Fund              21,183      9,129    2,179,538    1,003,412    944,732   1,003,412     58,680



----------

As defined by Section 2520.103-6 of the Department of Labor Rules and Regulations governing reporting and disclosure under the Employee Retirement Income Security Act of 1974, as amended, the above are reportable transactions of the Noble Drilling Corporation 401(k) Savings Plan. Columns (e) and (f) have been omitted because they are not applicable

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-3289), Form S-8 (No. 33-15269), Form S-8 (No. 33-18966), Form S-8 (No. 33-46724), Form S-8 (No. 33-50270), Form S-8 (No.
33-50272), Form S-8 (No. 33-62394), Form S-8 (No. 33-57675), Form S-8 (No.
333-25857), Form S-8 (No. 333-17407) and Form S-8 (No. 333-80511) of Noble
Drilling Corporation of our report dated June 10, 1999 relating to the financial statements, which appears in this Form 10-K/A (Amendment No. 2).




PricewaterhouseCoopers LLP

Houston, Texas
June 28, 1999